Exhibit 10.20

BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT

WHEREAS, it is the desire of WILDCAT MOUNTAIN SKI AREA, INC., a New Hampshire corporation, MEADOW GREEN — WILDCAT SKILIFT CORP., a New Hampshire corporation, and MEADOW GREEN — WILDCAT CORP., a New Hampshire corporation (collectively “Assignor”) hereby to assign, transfer, sell and convey to WC ACQUISITION CORP. (“Assignee”) (Assignor and Assignee are sometimes collectively referred to as the “Parties”) all Personal Property attached or appurtenant to or used in connection with that certain tract of Land and all Improvements thereon commonly known as Wildcat Mountain Ski Area, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (“Property”) and all existing warranties or guarantees given in connection with the operation of the Property (to the extent assignable) (all of such properties and assets being collectively called the “Assigned Properties”).

NOW, THEREFORE, in consideration of the receipt of One and no/100 Dollars ($1.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby BARGAIN, SELL, TRANSFER, SET OVER, and DELIVER to Assignee, its successors and assigns, the Assigned Properties described as follows:

1. All fixtures, equipment, apparatus, appliances, machinery and items of personal property, owned by Assignor and located on the Property and used in connection with the occupancy, management and/or operation of the improvements located thereon.

2. To the extent assignable, any and all guaranties or warranties now in effect covering all or any part of the Property. Assignor agrees to assist Assignee in enforcing any guaranties or warranties against any contractor, subcontractor, vendor or other parties for the benefit of Assignee or its assigns or any of the other Assigned Properties.

TO HAVE AND TO HOLD the Assigned Properties unto Assignee, its successors, and assigns, forever, and Assignor does hereby bind itself, its successors and assigns, to WARRANT and FOREVER DEFEND, all and singular, title to the Assigned Properties unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof.

Assignor hereby constitutes and appoints Assignee as Assignor’s true and lawful attorney, with full power of substitution, for it and in its name, place, and stead, or otherwise, but on behalf of and for the benefit of Assignee, to demand and receive from time to time any and all of the Assigned Properties hereby sold, assigned, and conveyed, or intended so to be, and to get receipts and releases for and in respect of the same or any part thereof, and from time to time to institute and prosecute in the name of Assignor or otherwise, but at the expense and for the benefit of Assignee, any and all proceedings at law, in equity, or otherwise, that Assignee may deem proper in order to collect, assert, or enforce any claim, right, or title, of any kind, in and to the Assigned Properties, and to defend and compromise any and all actions, suits, or proceedings in respect of any of the Assigned Properties, and generally to do all and any such acts and things in relation thereto as Assignee shall deem advisable; provided, however, that Assignee shall indemnify and by its acceptance hereof agrees to hold Assignor harmless from any loss, cost, expense (including reasonable attorney’s fees), claim, demand, or liability arising out of the exercise by Assignee of the powers hereby granted to Assignee by Assignor.

Assignor fully covenants and warrants to Assignee, its successors and assigns, that Assignor is well seized of the Assigned Properties, has good and marketable title thereto and has the right to convey the same; that the same is free and clear of all liens, charges and encumbrances, other than any which may be created or imposed thereon by Assignee; and that it will warrant and defend the title thereto unto Assignee, its successors and assigns, against the lawful claims of all persons whomsoever who may claim any interest therein by, through or under Assignor, except those claiming by, through or under Assignee.

Capitalized terms, unless otherwise defined herein, shall have the same meaning as defined in that certain Purchase and Sale Agreement between the Parties dated October 20, 2010.

EXECUTED this 19th day of November, 2010.

ASSIGNOR:		ASSIGNEE:

WILDCAT MOUNTAIN SKI AREA, INC., a New Hampshire corporation		WC ACQUISITION CORP., a New Hampshire corporation

By:	/s/ Pasquale Franchi	By:	/s/ Stephen J. Mueller
	Pasquale Franchi, President		Stephen J. Mueller, VP

MEADOW GREEN-WILDCAT SKILIFT CORP., a New Hampshire corporation

By:	/s/ Pasquale Franchi
Pasquale Franchi, President

MEADOW GREEN — WILDCAT CORP., a New Hampshire corporation

By:	/s/ Pasquale Franchi
Pasquale Franchi, President

Exhibit A
to Blanket Conveyance,
Bill of Sale and Assignment

The land referred to herein is situated in the State of New Hampshire, County of Coos and described as follows:

Approximately 953 acres described as portions of U.S. Tracts #16, 18, 31 and 68 lying on the northwest slope of Wildcat Mountain near Pinkham Notch in the White Mountain National Forest as shown on a Special Use Permit Boundary map dated July 15, 2009 which is attached to a certain Ski Area Term Special Use Permit between MEADOW GREEN — WILDCAT CORP., a New Hampshire corporation, and the U.S. Forest Service of near or even date.

Commonly known as Wildcat Mountain Ski Area.